UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 1, 2021

    AEI INCOME & GROWTH FUND XXI LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

State of Minnesota	000-29274	41-1789725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 East 7th Street, Suite 1300, St. Paul, Minnesota, 55101
(Address of Principal Executive Offices)

(651) 227-7333
(Registrant's telephone number, including area code)

___________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule
405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities
Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

In January 2021, the Managing General Partner solicited by mail a proxy statement seeking the consent of the Limited Partners to initiate the final disposition, liquidation and distribution of all of the Partnership’s properties and assets (Proposal #1) or to continue the Partnership for an additional 60 months (Proposal #2). In addition, the proxy statement sought the Limited Partners’ approval to allow the Partnership to sell joint venture interests it currently owns in five of its properties to other AEI Affiliated Funds (Proposal #3). In order for a proposal to be approved, a majority of the 18,791.13 eligible Units must be voted in favor of the proposal.

Proposal #1:
Approval to begin selling the Partnership’s properties, followed by the Partnership’s liquidation and dissolution.

The proposal was not approved, based upon the following votes:

For	Against	Abstain
6,501.24	1,455.00	38.79

Proposal #2:
Amend the Limited Partnership Agreement to continue the Partnership’s operations for an additional 60 months.

The proposal was not approved, based upon the following votes:

For	Against	Abstain
3,662.42	2,045.39	144.71

Proposal #3:
Allow the Partnership to sell joint venture interests it currently owns in five of its properties to other AEI Affiliated Funds.

The proposal was not approved, based upon the following votes:

For	Against	Abstain
5,616.60	999.67	495.56

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEI Income & Growth Fund XXI
Limited Partnership

	By:	AEI Fund Management XXI, Inc.
	Its:	Managing General Partner

Date: March 4, 2021	By:	/s/KEITH E PETERSEN
Keith E. Petersen
Chief Financial Officer